SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                             FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) September 14, 1999

                      Pacific WebWorks, Inc.
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            (Exact name of registrant as specified in its charter)

Nevada                             000-26731              87-0627910
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(State of other jurisdiction       (Commission            (IRS Employer
of incorporation)                  File Number)           Identification No.)

180 South 300 West, Suite 400,  Salt Lake City,   Utah      84101
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(Address of principal executive offices)                  (zip code)

Registrant's telephone number, including area code: (801) 578-9020
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Item 5.  Other Event's.

         See the following press release dated September 14, 1999, announcing certain changes in the directors and officers of the Company.

                      PACIFIC WEBWORKS, INC.

Salt Lake City, Utah - September 14, 1999: Pacific WebWorks, Inc. (OTC: PWEB) announced today that the following individuals have resigned as officers and/or directors for personal reasons, effective immediately: Bryan Larsen, Secretary and Director; Nat Mitchell, Chief Financial Officer.

The Company also announced that the Board appointed Mark Jensen to serve as Chief Operations Officer and Secretary and Mat Datstrup to serve as Chief Financial Officer. Their succession will be simultaneous with the effective resignation date of the above officers.

Pacific WebWorks, Inc. trades on the Electronic Pink Sheets under the symbol:
"PWEB".

Pacific WebWorks, Inc. engineers business software technology for the Internet based on their proprietary source code. The Company's premier product, Visual WebTools TM, allows businesses to create, manage, maintain and edit a web site by and for themselves without the costs and time delays traditionally associated with this process. The user of Visual WebTools TM can make changes and additions to their web site instantly 24 hours a day, seven days a week.

Contact: Pacific WebWorks, Inc., www.pacificwebworks.com Christian Larsen 801-578-9020 or Brokers and Analysts: Columbia Financial Group, Inc. 888-301-6271.

The above statements, regarding this announcement which are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Pacific WebWorks, Inc.'s beliefs, expectations, hopes or intentions regarding the future. All forward-looking statements are made as of the date hereof and based on information available to Pacific WebWorks, Inc. as of such date. It is important to note that actual outcome and the actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as technical, legislative and marketplace changes.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific WebWorks, Inc.
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(Registrant)


Date: September 15, 1999
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By: /s/ Christen Larsen
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    President, Christen Larsen